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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                 Date of Earliest Event Reported: April 16, 1997


                         ENVIRONMENTAL SAFEGUARDS, INC.
             (Exact name of registrant as specified in its charter)



             Nevada                      000-21953              87-0429198
  (State or other jurisdiction    (Commission File Number)    (IRS Employer
of incorporation or organization)                           Identification No.)

                         2600 South Loop West, Suite 445
                              Houston, Texas 77054
          (Address of principal executive offices, including zip code)

                                 (713) 641-3838
              (Registrant's telephone number, including area code)





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Item 5.  Other Events.

         On April 16, 1997, Mr. Ronald L. Bianco was appointed Chief Financial Officer of Environmental Safeguards, Inc. (the "Company"). The appointment was made by the Company's President, Mr. James S. Percell.

         Ronald L. Bianco, age 50, joined the Company in April 1997 as Chief Financial Officer. Mr. Bianco will be responsible for all financial, administration and planning for the Company as well as corporate finance and banking relationships, investor relations, and regulatory matters related to the Securities and Exchange Commission. From 1975 through 1991, Mr. Bianco was with Dresser Industries where he served as controller of Dresser Rand Power in Norway, as the controller for North America Operations of Dresser Masonelian Valve and in other headquarter and division assignments. From 1992 through 1993, Mr. Bianco was mainly an independent business consultant. From 1994 through 1996, Mr. Bianco served as Chief Financial Officer of SWECO Oilfield Services. Mr. Bianco received his BBA in accounting in 1970 from St. Bonaventure University in Olean, New York, and his MBA in 1983 from Southern Methodist University in Dallas, Texas.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ENVIRONMENTAL SAFEGUARDS, INC.



Date: April 18, 1997                      By:  /s/ James S. Percell
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                                             James S. Percell, President


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